UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: August 12, 2015

GULFMARK OFFSHORE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33607

(Commission file number)

76-0526032

(I.R.S. Employer Identification No.)

842 W. Sam Houston Parkway North, Suite 400	77024
Houston, Texas	(Zip Code)
(Address of principal executive offices)

(713) 963-9522

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 12, 2015, Mr. Richard M. Safier, Senior Vice President, General Counsel and Secretary of GulfMark Offshore, Inc. (the “Company”) notified the Company of his intent to leave the Company, effective August 31, 2015, to pursue other opportunities.  The Company thanks Mr. Safier for his dedicated service and many contributions.

On August 12, 2015, Mr. William C. Long, age 49, joined the Company as Senior Vice President, General Counsel and Secretary of the Company. Mr. Long joins the Company with 20 years of business and legal experience, including more than 17 years with Diamond Offshore Drilling, Inc., an NYSE-listed offshore drilling company. Prior to joining the Company, from June 2014 through August 2015, Mr. Long pursued personal interests. From March 1997 through June 2014 Mr. Long was employed by Diamond Offshore and served as Senior Vice President, General Counsel and Secretary since 2006. Mr. Long holds Bachelor of Business Administration, Master of Business Administration and Juris Doctorate degrees from the University of Houston.

There is no arrangement or understanding between Mr. Long and any other person pursuant to which Mr. Long will be appointed as Senior Vice President, General Counsel and Secretary of the Company effective as of August 12, 2015. Mr. Long has no family relationship between any director or executive officer of the Company. There are no transactions in which Mr. Long has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFMARK OFFSHORE, INC. (Registrant)
/s/ James M. Mitchell
James M. Mitchell
Executive Vice President & Chief Financial Officer

DATE: August 14, 2015